Exhibit 99.1


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                         Announcement to Postpone the
                         Annual Shareholders' Meeting


          The annual meeting of stockholders of Southern Peru Copper Corporation (the "Company"), originally scheduled for May 8, 2003 has been postponed until May 30, 2003. The reason for the postponement is to allow the Company's common stockholders time to consider the candidacy of a director proposed by a representative of a common stockholder.

          The Company intends to supplement its proxy statement in order to provide information to its stockholders about this nomination.